EXHIBIT 2.2





                  SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE

                                    AGREEMENT




                          Dated as of December 29, 2000





                                      among



                              GLOBUS WIRELESS, LTD.



                                       and





                       THE PURCHASERS LISTED ON EXHIBIT A




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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I             Purchase and Sale of Preferred Stock.....................4

   Section 1.1    Purchase and Sale of Stock...................................4
   Section 1.2    The Conversion Shares........................................4
   Section 1.3    Purchase Price and Closing...................................5
   Section 1.4    Delivery of Certificates.....................................5
   Section 1.5    Warrants.....................................................5

ARTICLE II            Representations and Warranties...........................6

   Section 2.1    Representations and Warranties of the Company................6
   Section 2.2    Representations and Warranties of the Purchasers............17

ARTICLE III           Covenants...............................................19

   Section 3.1    Securities Compliance.......................................19
   Section 3.2    Registration and Listing....................................20
   Section 3.3    Inspection Rights...........................................20
   Section 3.4    Compliance with Laws........................................20
   Section 3.5    Keeping of Records and Books of Account.....................20
   Section 3.6    Reporting Requirements......................................20
   Section 3.7    Amendments..................................................21
   Section 3.8    Other Agreements............................................21
   Section 3.9    Distributions...............................................21
   Section 3.10   Status of Dividends.........................................21
   Section 3.11   Reservation of Shares.......................................22
   Section 3.12   Transfer Agent Instructions.................................22
   Section 3.13   Redemption of the Preferred Shares..........................23
   Section 3.14   Other Financings............................................23

ARTICLE IV            Conditions..............................................24

   Section 4.1    Conditions Precedent to the Obligation of the
                  Company to Sell the Shares..................................24
   Section 4.2    Conditions Precedent to the Obligation of the
                  Purchasers to Purchase the Shares...........................25

ARTICLE V             Stock Certificate Legend................................27

   Section 5.1    Legend......................................................27

ARTICLE VI            Indemnification.........................................28

   Section 6.1    General Indemnity...........................................28
   Section 6.2    Indemnification Procedure...................................28

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ARTICLE VII           Miscellaneous...........................................29

   Section 7.1    Fees and Expenses...........................................29
   Section 7.2    Specific Enforcement, Consent to Jurisdiction...............30
   Section 7.3    Entire Agreement; Amendment.................................30
   Section 7.4    Notices.....................................................31
   Section 7.5    Waivers.....................................................32
   Section 7.6    Headings....................................................32
   Section 7.7    Successors and Assigns......................................32
   Section 7.8    No Third Party Beneficiaries................................32
   Section 7.9    Governing Law...............................................32
   Section 7.10   Survival....................................................32
   Section 7.11   Counterparts................................................32
   Section 7.12   Publicity...................................................33
   Section 7.13   Severability................................................33
   Section 7.14   Further Assurances..........................................33

                                      iii


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             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of December 29, 2000 by and among Globus Wireless, Ltd., a Nevada corporation (the "Company"), and each of the Purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     The parties hereto agree as follows:

                                   ARTICLE XI

                      Purchase and Sale of Preferred Stock

          Section 11.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company's Series A Convertible Preferred Stock, $.001 par value (the "Preferred Shares"), at a purchase price of One Thousand Dollars ($1,000) per share, set forth with respect to such Purchaser on Exhibit A hereto. Upon the following terms and conditions, the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to purchase the Company's Common Stock, $.001 par value (the "Common Stock"). The aggregate purchase price for the Preferred Shares and the Warrants shall be One Million Five Hundred Thousand Dollars ($1,500,000). The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C (the "Certificate of Designation"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

          Section 11.2 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the conversion of the Preferred Shares and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to collectively as the "Shares".

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          Section 11.3 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Preferred Shares and Warrants set forth opposite their respective names on Exhibit A. The aggregate purchase price of the Preferred Shares and Warrants being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A (for each such purchaser, the "Purchaser Price" and collectively referred to as the "Purchase Prices"). The Company acknowledges that the Purchase Price for the pro rata portions of the Preferred Shares and the Warrants purchased by each of Magellan International, Ltd., Aspen International, Ltd. and Warwick Corporation, Ltd. was advanced and evidenced by separate promissory notes dated October 24, 2000 and November 21, 2000, issued by the Company in favor of Aspen International, Ltd. for the aggregate principal amount of $750,000. The closing of the purchase and sale of the Preferred Shares and Warrants (the "Closing") to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (the "Closing") at 1:00 p.m. Eastern Time (i) on the date on which the last to be fulfilled or waived of the conditions set forth in ARTICLE IV hereof and applicable to such Closing shall be fulfilled or waived in accordance herewith or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date").

          Section 11.4 Delivery of Certificates. On or before the Closing Date, the Company shall deliver to Parker Chapin LLP, the counsel to the Purchasers the certificates for the number and series of Preferred Shares and Warrants set forth opposite each Purchaser's name under the heading "Number of Preferred Shares to be Purchased" on Exhibit A hereto, registered in such Purchaser's name (or its nominee) and upon confirmation of receipt of the certificates by the counsel to the Purchasers, then each Purchaser shall pay by wire transfer of funds to the Company the Purchase Price set forth opposite each such Purchaser's name on Exhibit A. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

          Section 11.5 Warrants. The Company agrees to issue to each of the Purchasers Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto, such number determined as follows: Purchaser's Purchase Price divided by the lesser of (i) $4.00, and (ii) the average of the five (5) closing bid prices of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets on the OTC Bulletin Board or such other United States stock exchange or public trading market which is at the time the principal exchange for trading of the Common Stock) during the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date, multiplied by fifty percent (50%). The Warrants shall have an exercise price equal to the Warrant Price (as defined in the Warrants) and shall expire on the fifth (5th) anniversary of the Closing Date.

                                  ARTICLE XII

                         Representations and Warranties

          Section 12.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company's disclosure schedule delivered with this Agreement as follows:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As of the date hereof, the Company does not have any subsidiaries other than the Subsidiaries (as defined in Section 2.1(g)) except as set forth in the Company's Form 10-KSB and Form 10-KSB/A for the year ended October 31, 1999, including the accompanying financial statements (the "Form 10-KSB"), or in the Company's Form 10-QSB for the quarters ended July 31, 2000 and April 30, 2000, including the accompanying financial statements (the "Form 10-QSB"), or in Schedule 2.1(g) hereto. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(e) hereof) on the Company's financial condition.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement"), the Irrevocable Transfer Agent Instructions (as defined in
Section 3.12 hereof), and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof, the Certificate of Designation and the Warrants. The execution, delivery and performance of the Transaction Documents and the Certificate of Designation by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on
Schedule 2.1(c) attached hereto. All of the outstanding shares of the Company's Common Stock and Series A Convertible Preferred Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or in Schedule 2.1(c) attached hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Charter"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

          (d) Issuance of Shares. The sale and issuance of the Preferred Shares and the Warrants in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement shall be exempt from the registration requirements of the Securities Act in reliance upon Regulation D promulgated thereunder. The Preferred Shares and the Warrants issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Preferred Shares as set forth in the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not
(i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Company and which is material to such entity or other entities controlling or controlled by such entity. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or the Certificate of Designation, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

          (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in the Commission Filings ("Commission Filings" means the Company's Form 10-KSB and Form 10-KSB/A for the fiscal year ended October 31, 1999, its Form 10-QSBs for the fiscal quarters ended January 31, 2000, April 30, 2000 and July 31, 2000, its Form 8-K dated May 1, 2000, its Definitive Proxy Statement dated July 7, 2000 and all other filings made by the Company after the date hereof pursuant to the Exchange Act), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since October 31, 1999. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10-KSB for the year ended October 31, 1999 and the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of such documents referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Form 10-KSB and the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Subsidiaries. The Commission Documents or Schedule 2.1(g) attached hereto set forth each subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. Except as set forth in the Commission Documents or the Commission Filings, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X under the Securities Act.

          (h) No Material Adverse Change. Since September 14, 2000, the date through which the most recent quarterly report of the Company on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except continued losses from operations.

          (i) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses prior to October 31, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.


          (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) Indebtedness. The Commission Documents or the Commission Filings set forth as of the respective date of each thereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the balance sheet of the Company or any Subsidiary (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

          (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

          (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Filings or Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company, any Subsidiary or any of their respective officers or directors in their capacities as such.

          (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or Commission Filings or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) Taxes. Except as set forth in the Commission Documents or Commission Filings, the Company and the Subsidiaries have accurately prepared and filed all federal, state and other tax returns required by law to be filed by them, have paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or the Subsidiaries for the years subsequent to October 31, 1995 has been audited by the Internal Revenue Service. The Company and the Subsidiaries have no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

          (p) Disclosure. Neither this Agreement or the schedules or exhibits hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (q) Operation of Business. The Company or its Subsidiaries own or possess all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents or the Commission Filings and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent set forth in the Commission Documents or that a Material Adverse Effect could not reasonably be expected to result from such conflict.

          (r) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental

Laws. The Commission Documents or Commission Filings set forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or any Subsidiary, to the extent required under Federal securities law. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company and the Subsidiaries have all necessary governmental approvals required under all Environmental Laws and used in its business. The Company and the Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or any Subsidiary that violate or could violate any Environmental Law after the Closing or that could give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

          (s) Books and Record Internal Accounting Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

          (t) Material Agreements. Except as set forth in the Commission Documents, the Commission Filings or Schedule 2.1(t) attached hereto, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or any Subsidiary limits the payment of dividends on the Company's Preferred Shares.

          (u) No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock or the Preferred Shares under the Securities Act. Neither the Company nor any of its Subsidiaries or affiliates nor any person acting on its behalf has conducted or will conduct any general solicitation (as that term is defined in Rule 502(c) of Regulation D) or general advertising with respect to any of the Common Stock, the Preferred Shares, the Warrants or the Warrant Shares.

          (v) Transactions with Affiliates. Except as set forth in the Commission Documents or the Commission Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any Subsidiary or any of their respective customers (excluding agreements related to the purchase or lease of the Company's or any Subsidiary's products) or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any Subsidiary, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

          (w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company any each of its Subsidiaries have complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company or any Subsidiary nor, to the best of the Company's knowledge, anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (including, without exclusion, general solicitation or general advertising within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

          (x) Governmental Approvals. Except as set forth in the Commission Documents or Commission Filings, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designation.

          (y) Employees. The Company and the Subsidiaries have no collective bargaining arrangements or agreements covering any of their respective employees, except as set forth in the Commission Documents or Commission Filings. Except as set forth in the Commission Documents or Commission Filings, the Company and the Subsidiaries have no employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or any Subsidiary. Since October 31, 1999, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

          (z) Absence of Certain Developments. Except as provided in the Commission Documents or Commission Filings, since October 31, 1999, neither the Company nor any Subsidiary has:

               (i) other than as listed in Schedule 2.1(c), issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

               (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or any Subsidiary's business;

               (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock; (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

               (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

               (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

               (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

  (xi)  made  charitable
               contributions or pledges in excess of $25,000;

               (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

               (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company; or

               (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (aa) Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company for working capital and general corporate purposes.

          (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any Subsidiary which is or would be materially adverse to the Company or any Subsidiary. The execution and delivery of this Agreement and the issue and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of
Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company or any Subsidiary is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

          (dd) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

          (ee) Nevada General Corporation Law. The Company is not an "issuing corporation" as defined under Section 78.3788 of the Nevada General Corporation Law. Therefore, the holders of the Conversion Shares and the Warrant Shares will not be subject to the provisions of Nevada's anti-takeover statutes.

          Section 12.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

          (e) Acquisition for Investment. Such Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(g) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants, and that such investment is not pursuant to any offer involving general advertising or solicitation.

          (f) Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

          (g) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (h) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws, including by virtue of Section 4(2) of the Securities Act, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares. The Purchaser understands that the Shares and Warrants purchase hereunder have not been, and may never be, registered under the Securities Act and that none of the Shares and Warrants can be sold, transferred, assigned, pledged, subjected to any lien or security interest or otherwise conveyed unless pursuant to the registration of the Shares and Warrants under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Shares and the Warrants may be sold, transferred, assigned, pledged, subjected to a lien or security interest or otherwise conveyed only in compliance with such exemption and all applicable state and other securities laws).

          (i) Communication of Offer. The offer to sell the Shares and the Warrants was directly communicated to the Purchaser. At no time was the Purchaser presented with any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend any promotional meeting otherwise than in connection with and concurrently with such communicated offer.

          (j) Compliance with Law. Such Purchaser's trading activities with respect to the purchase and resale of the Shares and Warrants shall be in compliance with all applicable federal securities laws, rules and regulations.

          (k) Residence. Such Purchaser's permanent domicile is as set forth in Exhibit A.

                                  ARTICLE XIII

                                    Covenants

     The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

          Section 13.1 Securities Compliance.

          (a) The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D, if applicable, with respect to the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D, if applicable, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

          (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Preferred Shares.

          Section 13.2 Registration and Listing. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the over-the-counter electronic bulletin board.

          Section 13.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company, and to discuss the affairs, finances and accounts of the Company with any of its officers, consultants, directors, and key employees.

          Section 13.4 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

          Section 13.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          Section 13.6 Reporting Requirements. Upon written request, if the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to each Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding:

          (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

          (b) Annual Reports filed with the Commission on Form 10-KSB as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company; and

          (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

          Section 13.7 Amendments. The Company shall not amend or waive any provision of the Charter or Bylaws of the Company, or Registration Rights Agreement in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the holders of the Preferred Shares.

          Section 13.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document or the Certificate of Designation.

          Section 13.9 Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

          Section 13.10 Status of Dividends. The Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service will adversely affect the Preferred Shares, any other series of its preferred stock, or the Common Stock, and any deduction shall not operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to shareholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) other than pursuant to this Agreement or the Certificate of Designation, it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by
Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Shares as "Convertible Preferred Stock" in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. Notwithstanding the foregoing, the Company shall not be required to restate or modify its tax returns for periods prior to the Closing Date. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of fifty-one percent (51%) of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers' expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers' expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code or incurred in connection with any such submission, litigation, appeal or other proceeding. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or
(ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the service shall rule or advise that dividends on the shares should not be treated as dividends for Federal income tax purposes. If the Service determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

          Section 13.11 Reservation of Shares. Beginning at 120 days after the date hereof, so long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares, plus two hundred percent (200%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

          Section 13.12 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.12 shall affect in any way each Purchaser's obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          Section 13.13 Redemption of the Preferred Shares. After the Company has actually drawn down not less than $300,000 under the Common Stock Purchase Agreement by and between the Company and Torneaux Fund Ltd., dated as of October 6, 2000, as amended through the date hereof (the "Equity Line"), the Company shall apply at least one-half (1/2) of the proceeds of amounts subsequently drawn down by it under the Equity Line toward the redemption of the Preferred Shares on a pro rata basis until all of the Preferred Shares have been redeemed.

          Section 13.14 Other Financings. Until 120 days after the date that the Registration Statement had been declared effective by the Commission (the "Actual Effective Date"), the Company shall not, without the prior written consent of the Purchasers, engage in any sale by the Company of its Common Stock or other securities or debt obligations convertible, exercisable or exchangeable into Common Stock (an "Other Financing"), except (i) Common Stock issued in connection with the Equity Line, (ii) Common Stock issued in connection with stock or stock options granted to employees or directors of the Company, (iii) Common Stock and other securities (other than for cash) issued in connection with a merger and/or acquisition or consolidation of the Company with or into another company or sale or disposition of assets by or to the Company, or (iv) a public offering of Common Stock or other securities of the Company at a price per share equal to or greater than the closing bid price on the date preceding the public offering. Until the date which is one (1) year following the Actual Effective Date, if the Purchaser consents to the Company entering into an Other Financing, the Purchaser shall have the option (the "Purchase Option"), which option shall be exercised within five (5) calendar days of the date the Purchaser gives such consent, to purchase up to the same number of shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock issued or to be issued in the Other Financing at the price and on such terms of the Other Financing. If the Purchaser does not exercise its Purchase Option in writing before 5 p.m., Pacific time, on such fifth (5th) calendar day following the Purchaser's consent to the applicable Other Financing, the Company shall have the right to close such Other Financing on the scheduled closing date with a third party; provided that all of the financial terms and conditions of such closing are the same as those provided to the Purchaser prior to the Purchaser giving its consent to such Other Financing.

                                  ARTICLE XIV

                                   Conditions

          Section 14.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 14.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation in the form of Exhibit C attached hereto shall have been filed with the Secretary of State of Nevada.

          (g) Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit F hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to such Closing.

          (h) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

          (i) Certificates. The Company shall have executed and delivered to the counsel to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and Warrants being acquired by such Purchaser at the Closing.

          (j) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above (the "Resolutions").

          (k) Reservation of Shares. Beginning on the date which is 120 days after the date hereof, so long as any of the Preferred Shares remain outstanding, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the aggregate number of Warrant Shares issuable upon exercise of the Warrants, plus at least two hundred percent (200%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Closing Date (after giving effect to the Preferred Shares and the Warrants to be issued on the Closing Date and assuming all such Preferred Shares and Warrants were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

          (l) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (m) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Charter, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (n) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.

                                   ARTICLE XV

                            Stock Certificate Legend

          Section 15.1 Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR GLOBUS WIRELESS, LTD. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing the Shares without the legend set forth above if at such time, prior to making any transfer of any Shares or Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request subject to state and Federal securities laws. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of such Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten
(10) days. In the case of any proposed transfer under this Section 5, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement or pursuant to state or Federal securities laws.

                                   ARTICLE XVI

                                 Indemnification

          Section 16.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

          Section 16.2 Indemnification Procedure. Any party entitled to indemnification under this ARTICLE VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this ARTICLE VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this ARTICLE VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this ARTICLE VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.


                                  ARTICLE XVII

                                  Miscellaneous

          Section 17.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers of up to $25,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents, or incurred in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all of the Company's reasonable attorneys' fees and expenses.

          Section 17.2 Specific Enforcement, Consent to Jurisdiction.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Certificate of Designation or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this

Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

          Section 17.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents or the Certificate of Designation, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designation unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

          Section 17.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


              If to the Company:              Globus Wireless, Ltd.
                                              1955 Moss Court
                                              Kelowna, British Columbia
                                              Canada V1Y 9L3
                                              Tel. No.: (250) 860-3130
                                              Fax No.:  (250) 860-3110
                                              Attention: Nick G. Wizinsky,
                                                         Chief Financial Officer

              with copies to:                 Sichenzia, Ross & Friedman LLP
                                              135 West 50th Street, 20th Floor
                                              New York, New York  10020
                                              Tel. No.: (212) 664-1200
                                              Fax  No.: (212) 664-7329
                                              Attention: Gregory Sichenzia, Esq

              If to any Purchaser:            At the address of such Purchaser
                                              set forth on Exhibit A to this
                                              Agreement, with copies to
                                              Purchaser's counsel as set forth
                                              on Exhibit A or as specified in
                                              writing by such Purchaser with
                                              copies to:

                                              Parker Chapin LLP
                                              The Chrysler Building
                                              405 Lexington Avenue
                                              New York, New York 10174
                                              Tel. No.: (212) 704-6000
                                              Fax No.: (212) 704-6288
                                              Attention: Christopher S. Auguste,
                                              Esq.

          Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

          Section 17.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 17.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 17.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After any Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

          Section 17.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 17.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 17.10 Survival. The representations and warranties of the Company and the Purchasers contained in Section 2.1(o) and Section 2.1(r) should survive indefinitely and those contained in ARTICLE II, with the exception of
Section 2.1(o) and Section 2.1(r), shall survive the execution and delivery hereof and the Closings until the date three (3) years from the Final Closing Date, and the agreements and covenants set forth in ARTICLE I, ARTICLE III,
ARTICLE VI and ARTICLE VII of this Agreement shall survive the execution and delivery hereof and the Closings hereunder until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange
Act) less than two percent (2%) of the total combined voting power of all voting securities then outstanding, provided, that Section 3.1, Section 3.2, Section 3.4, Section 3.5, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section 3.11, and Section 3.13 shall not expire until the Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

          Section 17.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

          Section 17.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          Section 17.13 Severability. The provisions of this Agreement, the Certificate of Designation and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement, the Certificate of Designation or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Certificate of Designation or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 17.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designation, and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.





                                            GLOBUS WIRELESS, LTD.



                                            By:  /s/
                                               --------------------------------
                                                Name:  Nick G. Wizinsky
                                                Title: Chief Financial Officer


                                            THE KESHET FUND L.P.


                                            By:  /s/
                                               --------------------------------
                                                Name:


                                            KESHET L.P.


                                            By:  /s/
                                               --------------------------------
                                                Name:

                                            CANDID INVESTMENTS LTD.



                                            By:  /s/
                                               --------------------------------
                                                Name:
                                                Title:

                                            STONESTREET LIMITED PARTNERSHIP,
                                            an Ontario limited partnership



                                            By:  /s/
                                               --------------------------------
                                                Name:


                                            MAGELLAN INTERNATIONAL, LTD.



                                            By:  /s/
                                               --------------------------------
                                                Name:


                                            ASPEN INTERNATIONAL, LTD.



                                            By:  /s/
                                               --------------------------------
                                                Name:


                                            WARWICK CORPORATION, LTD.



                                            By:  /s/
                                               --------------------------------
                                                Name:
                                                Title:

                                EXHIBIT A to the

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
                            FOR GLOBUS WIRELESS, LTD.

                         Names and Address of Purchasers

Names, Addresses and
 Facsimile Numbers              Number of Preferred Shares         Dollar Amount
   of Purchaser                 & Warrants Purchased               of Investment
---------------------------     -----------------------            -------------
The Keshet Fund L.P.            Preferred Shares:  40                  $  40,000
135 W. 50th Street              Warrants:  11,073
New York,  NY  10020            Fixed Conversion Price:  $1.8062
Attn:  David Grin               Warrant Exercise Price:  $1.9862
Facsimile no.: 212-541-4410


Keshet L.P.                     Preferred Shares:  210                 $ 210,000
Ragnall House                   Warrants:  58,133
18 Peel Road                    Fixed Conversion Price:  $1.8062
Douglas, Isle of Man            Warrant Exercise Price:  $1.9862
1 M14LZ
Attn:  David Grin
Facsimile no.:  212-541-4410



Candid Investments Ltd.         Preferred Shares:  250                 $ 250,000
P.O. Box 65                     Warrants:  69,206
Gretton House                   Fixed Conversion Price:  $1.8062
Duke Street                     Warrant Exercise Price:  $1.9862
Grand Turk
Turks and Caicos Island
British West Indies
Attn:  C.B. Williams
Facsimile no.: 649-946-2933

Stonestreet Limited Partnership,   Preferred Shares:  250              $ 250,000
an Ontario Limited Partnership     Warrants: 69,206
c/o Canaccord Capital              Fixed Conversion Price:  $1.8062
320 Bay Street, Suite 1300         Warrant Exercise Price:  $1.9862
Toronto, Ontario M5H 4A6
Canada
Attn:  Michael Finkelstein
Facsimile no.:


Magellan International, Ltd.       Preferred Shares:  250              $ 250,000
Charlotte House                    Warrants:  69,206
Charlotte Street                   Fixed Conversion Price:  $1.8062
P.O. Box N9204                     Warrant Exercise Price:  $1.9862
Nassau, Bahamas
Tel. No.: (242) 325-1033
Fax No.: (242) 323-7918
Attn:    Director


Aspen International, Ltd.          Preferred Shares:  250              $ 250,000
Charlotte House                    Warrants: 69,206
Charlotte Street                   Fixed Conversion Price:  $1.8062
P.O. Box N9204                     Warrant Exercise Price:  $1.9862
Nassau, Bahamas
Tel. No.: (242) 325-1033
Fax No.: (242) 323-7918
Attn:    Director


Warwick Corporation, Ltd.          Preferred Shares:  250              $ 250,000
Charlotte House                    Warrants: 69,206
Charlotte Street                   Fixed Conversion Price:  $1.8062
P.O. Box N9204                     Warrant Exercise Price:  $1.9862
Nassau, Bahamas
Tel. No.: (242) 325-1033
Fax No.: (242) 323-7918
Attn:    Director

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                    EXHIBIT F

                               OPINION OF COUNSEL



                                                       SCHEDULE 2.1(C)


                                                    GLOBUS WIRELESS, LTD.

                                        STATUS OF OUTSTANDING STOCK & PURCHASE RIGHTS

                                                   AS OF DECEMBER 29, 2000


                                            Authorized and Issued Capital Stock


Shares of Outstanding Stock:

         Common Stock, par value $.001 -    100,000,000 shares authorized
                                            12,697,621 shares issued and
                                            outstanding

         Preferred Stock, par value $.001-  20,000,000 shares authorized
                        No shares issued and outstanding

Outstanding Stock Options/Warrants/Other:

                                  Position/           Number of      Exercise        Date          Date         Date Granted/
Name                              Capacity             Options        Price         Reserved     Allotted         Vested
----                              --------             -------        -----         --------     --------         ------
 Bernard D. Penner            President/CEO
                              Chairman                 50,000         $0.85         06/08/99      08/30/99        08/30/99
                                                       50,000         $0.85         06/08/99      08/30/99
                                                       50,000         $0.85         06/08/99      08/30/99
                                                       50,000         $0.85         06/08/99      08/30/99        03/29/00
                                                      200,000         $3.00         08/30/99      08/30/99

 A. Cary Tremblay            Vice President
                             Corp. Marketing           33,333         $0.85         06/08/99      08/30/99
                                                       33,333         $0.85         06/08/99      08/30/99         03/29/00
                                                       75,000         $3.00         08/30/99      08/30/99
                                                       75,000         $3.00         08/30/99      08/30/99
                                                       75,000         $3.00         08/30/99      08/30/99

                                                            -43-


                                  Position/           Number of      Exercise        Date          Date         Date Granted/
Name                              Capacity             Options        Price         Reserved     Allotted         Vested
----                              --------             -------        -----         --------     --------         ------
Nick G. Wizinsky             C.O.O. & Secretary
                             Treasurer                 10,000         $1.60         02/02/00      03/29/00         03/29/00
                                                       30,000         $3.00         02/02/00      03/29/00
                                                       30,000         $5.00         02/02/00      03/29/00
                                                       30,000         $6.00         02/02/00      03/29/00

                            GM Celltech
Shawn McMillen              Research Inc.              50,000         $1.60         08/05/99      08/30/99         09/02/00
                                                       50,000         $1.40         02/02/00      03/29/00
                                                       50,000         $3.00         02/02/00      03/29/00
                                                       50,000         $5.00         02/02/00      03/29/00


                            Vice President
Gord Walsh                  Sales Wireless             20,000         $4.00         03/29/00      03/29/00         04/17/00
                            Devices
                                                       10,000         $5.00         03/29/00      03/29/00
                                                       10,000         $6.00         03/29/00      03/29/00
                                                       10,000           TBA         03/29/00      03/29/00
                                                       10,000           TBA         03/29/00      03/29/00
                                                       10,000           TBA         03/29/00      03/29/00
                                                       10,000           TBA         03/29/00      03/29/00
                                                       10,000           TBA         03/29/00      03/29/00
                                                       20,000           TBA         03/29/00      03/29/00

Lynda Newitt                Investor Relations          6,500          $1.327       12/22/99      03/08/00         03/08/00

Kari Armstrong              Marketing Admin             7,500          $1.327       12/22/99      03/08/00         03/08/00

Pat d'Easum                 Exec. Asst.                 6,000          $1.327       12/22/99      03/08/00         03/08/00

Kerry McIntrye              Inventory Manager           2,000          $1.327       12/22/99      03/08/00         03/08/00

Marleen Knoblick            Secretary                   1,000          $1.327       12/22/99      03/08/00         03/08/00

Ben Hewson                  Controller                  7,500            4.00         7/8/00        7/8/00         08/16/00
                                                        7,500            5.50         7/8/00        7/8/00
                                                       10,000          85%mkt         7/8/00        7/8/00
                                                       10,000          85%mkt         7/8/00        7/8/00

 Employees                   Various                  500,000          1.8598        8/17/00       8/17/00
                                                                       (85%)

                                                            -44-



                              Position/              Number of          Exercise      Date          Date       Date Granted/
Name                          Capacity                Options            Price      Reserved      Allotted        Vested
----                          --------                -------           ------      --------      --------        ------
Jerome Cwiertnia            Director                   24,000          1.8598        8/17/00       8/17/00         08/17/00
                                                       36,000          1.8598        8/17/00       8/17/00         08/17/00

Anthony Dyck                Director                   24,000          1.8598        8/17/00       8/17/00         08/17/00
                                                       36,000          1.8598        8/17/00       8/17/00         08/17/00

Hans Schroth                Director                   24,000          1.8598        8/17/00       8/17/00         08/17/00
                                                       36,000          1.8598        8/17/00       8/17/00         08/17/00


Philip C. Puccio, Sr.     Investment Banker            17,500            4.00        9/12/00       9/12/00
                                                       17,500            5.00        9/12/00       9/12/00

Christopher P. Moore      Investment Banker            17,500            4.00        9/12/00       9/12/00
                                                       17,500            5.00        9/12/00       9/12/00

Sichenzia, Ross &         Legal Counsel                30,000
Friedman LLP


Notes:


     3. All options above without confirmed grant/vest date are subject to the achievement of certain performance criteria.

     4.   Up to 60,000 stock options reserved for Gord Walsh, Vice President
          Marketing & Sales Wireless Devices, will have their exercise price determined by the following formula: 85% of Fair Market Value of 10 day closing average price from the date certain sales milestone(s) achieved.

                                      -45-

                                 SCHEDULE 2.1(G)
                                  Subsidiaries

                               State of Incorporation

Subsidiary                        or Organization                Ownership
---------------------------    ------------------------        --------------
Celltech Research, Inc.        British Columbia, Canada         wholly-owned

Globus Wireless Canada, Ltd.   British Columbia, Canada         wholly-owned

                                 SCHEDULE 2.1(T)

                               Material Agreements


Agency Agreement for the Supply of Products, between the Company as Seller and Bullet Distribution, located in Garden Grove, California, as Agent, dated October 18, 2000. The term is for one year ending October 17, 2001. The agreement is for the marketing of analog wireless phones worldwide. The proceeds are divided between both parties equally.



Agreement for Sale of Manufactured Goods, between the Company as Buyer and Aztec Components, Inc., a California corporation ("Aztec"), as Seller, dated October 18, 2000. The term begins at signing and continues through October 31, 2001. The agreement is for the sale of analog phone devices. The Company signed a Corporate Acknowledgment & Guaranty dated October 18, 2000, in respect of $3,000,000 credit received by the Company from Aztec and the $5,000,000 promissory note referred to below.



Security Agreement, between the Company as Debtor and Aztec as Secured Party, dated October 18, 2000, relating to the promissory note referred to below.



Secured Convertible Promissory Note, issued by the Company to Aztec, in the amount of $5,000,000, dated October 18, 2000. The promissory note becomes due if the Company fails to pay sums owed under the Agreement for Sale of Manufactured Goods referred to above. If the promissory note becomes due and payable, it may be converted into common stock of the Company at a conversion rate equal to 75% of the average trading price of the Company's common stock for the ten day period prior to the holder's election to convert the note.



Escrow Agreement, between Aztec as Seller, the Company as Buyer, and Clark Wilson, Barristers & Solicitors, of Vancouver, British Columbia, Canada, as Escrow Agent, dated October 18, 2000. The Escrow Agreement facilitates the exchange of money and property in connection with the Agreement for Sale of Manufactured Goods referred to above.

                                      -47-